Exhibit 10.3

 PureSafe Water Systems, Inc.

Incentive Stock Option Agreement

PureSafe Water Systems, Inc., a Delaware corporation (the “Company”), pursuant to the Company’s 2008 Equity Incentive Plan (the “Plan”), has granted to Al Wolter (the “Optionee”) a stock option (the “Option”) to purchase a total of five hundred thousand shares (each, a “Share”) of the common stock, par value $0.001 per share (the “Common Stock”), of the Company, at the exercise price of $0.041 per Share (the “Exercise Price”), on the terms and conditions set forth in this Incentive Stock Option Plan Agreement (this “Agreement”) and, in all respects, subject to the terms and conditions of the Plan.  The date of grant of the Option is April 17, 2009 (the “Date of Grant”).  Unless otherwise defined herein, the capitalized terms defined in the Plan shall have the same defined meanings in this Agreement.  The Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”); provided, however, to the extent that the Option does not qualify as an Incentive Stock Option under the Code, such portion of the Option shall be treated as an option that does not qualify as an Incentive Stock Option under the Code.

1.            Duration.  Subject to the earlier termination as provided in this Agreement or under the Plan, the Option shall expire and shall no longer be exercisable as of the close of business on April 16, 2014 (the “Termination Date”).

2.            Written Notice of Exercise.  The Option may be exercised only by delivering to the President or Secretary of the Company, at the Company’s principal executive offices, of a written notice of exercise substantially in the form described in paragraph 8(b) of this Agreement, accompanied by this Agreement.

3.            Anti Dilution Provisions.

(a)           If there is any stock dividend, stock split or combination of shares of Common Stock, the number and amount of Shares then subject to the Option shall be proportionately and appropriately adjusted as determined by the Committee, whose determination shall be final, conclusive and binding upon Optionee and the Company.

(b)           If there is any other change in the Common Stock, including a recapitalization, reorganization, sale or exchange of assets, exchange of shares, offering of subscription rights, or a merger or consolidation in which the Company is the surviving corporation, an adjustment, if any, shall be made in the Shares then subject to the Option as the Board of Directors or Committee may deem equitable, and whose determination shall be final, conclusive and binding upon Optionee and the Company.  Failure of the Board of Directors or the Committee to provide for an adjustment pursuant to this paragraph 3(b) prior to the effective date of any Company action referred to in this paragraph 3(b) shall be conclusive evidence that no adjustment is required in consequence of such action.

(c)           If the Company is merged into or consolidated with any other corporation and the Company is not the surviving corporation, or if the Company sells all or substantially all of the Company’s assets to any other corporation, then either
(i)           the Company shall cause provisions to be made for the continuance of the Option after such event or for the substitution for the Option of an option covering the number and class of securities which the Optionee would have been entitled to receive in such merger, consolidation or if the Optionee had been the holder of record of a number of shares of Common Stock equal to the number of Shares covered by the unexercised portion of the Option immediately prior to such merger, consolidation or sale or
(ii)           the Company shall give to Optionee written notice of the Company’s election not to cause such provision to be made and the Option shall become exercisable in full (or, at the election of the Optionee, in part) at any time during a period of thirty days, to be designated by the Company, ending not more than ten days prior to the effective date of the merger, consolidation or sale, in which case the Option shall not be exercisable to any extent after the expiration of such thirty-day period.

Notwithstanding the provisions of this paragraph 3(c), in no event shall the Option be exercisable after the Termination Date.

4.            Investment Representation and Legend of Certificates.  Optionee acknowledges that, for any period in which a registration statement with respect to the Option and/or Shares under the Securities Act of 1933, as amended (the “Securities Act”), is not effective, Optionee shall hold the Option and will purchase and/or own the Shares for investment purposes only and not for resale or distribution.  The Company shall have the right to place upon the face and/or reverse side of any stock certificate or certificates evidencing the Shares such legend as the Committee may prescribe for the purpose of preventing disposition of such Shares in violation of the Securities Act.

5.            Non Transferability.  The Option shall not be transferable by Optionee, other than by (a) will, the laws of descent or distribution or (b) pursuant to a proceeding under title 11 of the U.S. Bankruptcy Code or similar insolvency proceeding, and is exercisable during the lifetime of Optionee only by Optionee, except as otherwise specifically provided in this Agreement or the Plan.  The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

6.            Certain Rights Not Conferred by Option.  Optionee shall not, by virtue of holding the Option, be entitled to any rights of a stockholder in the Company.

7.            Expenses.  The Company shall pay all original issue and transfer taxes with respect to the issuance of the Shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith.

8.            Exercise of Options.

(a)           The Option shall become exercisable on the dates and in the amounts as follows:

Date First Exercisable	Number of Shares (Cumulative)
April 17, 2009	500,000

(b)           The Option shall be exercisable, in whole or part and from time to time, but subject to the exercise schedule set forth in paragraph 8(a) of this Agreement, by written notice of such exercise, delivered to the President or Secretary of the Company, at the Company’s principal office by personal delivery, against written receipt therefor, or by pre-paid, certified or registered mail, return receipt requested.  Such notice shall specify the number of Shares for which the Option is being exercised (which number, if less than all of the Shares then subject to exercise, shall be 100 or an integral multiple thereof) and shall be accompanied by
(i)            payment of the full exercise price for the Shares for which the Option is being exercised and
(ii)           this Agreement.

(c)           The form of payment of the Exercise Price for Shares purchased pursuant to each exercise of the Option shall be paid in full at the time of each purchase in one or a combination of the following methods:
(i)            cash;
(ii)           check (subject to collection);
(iii)          in the discretion of the Committee, surrender to the Company of other shares of Common Stock owned by the Optionee which
(A)          have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is being exercised and
(B)           have been owned of record by Optionee for at least six months;
(iv)          in the discretion of the Committee, commencing upon the date on which all of the Shares subject to the Option are exercisable in accordance with the exercise schedule set forth in paragraph 8(a) of this Agreement, by “cashless exercise,” by means of exercising the Option in full and receiving such number of Shares having a Fair Market Value on the date of such cashless exercise equal to the difference between
(A)          the Fair Market Value of the Shares issuable upon exercise of the Option in full on the date of such cashless exercise and
(B)           the exercise price of the Option multiplied by the number of Shares issuable upon exercise of the Option in full; or
(v)           in the discretion of the Committee, but, in all cases, subject to applicable law, by
(A)          delivery to the Company of a promissory note containing such terms and conditions determined by the Committee, in the Committee’s sole discretion, but at a rate of interest at least equal to the imputed interest specified under Section 483 or Section 1274, whichever is applicable, of the Code, and secured by the Shares issuable upon exercise of the Option for which the promissory note is being delivered and otherwise in compliance with applicable law (including, without limitation, state corporate law and federal margin requirements),

(B)           assignment to the Company of the net proceeds (to the extent necessary to pay such exercise price) to be received from a registered broker upon the sale of the Shares or assignment of the net proceeds (to the extent necessary to pay such exercise price) of a loan from such broker in such amount or
(C)           such other consideration and method of payment for the issuance of stock to the extent permitted under applicable law and satisfying the requirements of Rule 16b-3 promulgated pursuant to the Exchange Act.

(d)           No Shares shall be delivered upon exercise of the Option until all laws, rules and regulations which the Committee may deem applicable have been complied with.  If a registration statement under the Securities Act is not then in effect with respect to the Shares issuable upon such exercise, the Company may require as a condition precedent that Optionee, upon exercising the Option, deliver to the Company a written representation and undertaking, satisfactory in form and substance to the Committee, that, among other things, Optionee is acquiring the Shares for Optionee’s own account for investment purposes only and not with a view to the distribution thereof.

(e)           Optionee shall not be considered a record holder of the Shares so purchased for any purpose until the date on which Optionee is actually recorded as the holder of such Shares in the records of the Company.

(f)            In the event of Optionee’s death, disability or termination of employment, the exercisability of the Option shall be governed by the provisions of section 5.7 of the Plan, unless such provisions are waived by the Committee, in the Committee’s sole discretion.

9.            Covenant Not to Compete or Otherwise Injure the Company; Work Product.  The acceptance by Optionee of this Agreement and the Option shall constitute the acceptance of and agreement to all of the terms and conditions contained in this Agreement and in the Plan, and shall further constitute a covenant and agreement on the part of Optionee to the effect that, without any additional compensation:

(a)           Optionee shall, so long as Optionee is employed by the Company and for a period of twelve months after the termination of Optionee’s employment with the Company, Optionee will not engage in any “competitive activities,” which “competitive activities” shall include:
(i)            without the written permission of the Company, hiring, offering to hire, enticing away or in any other manner persuading or attempting to persuade any officer, employee, contractor, licensor or agent of or supplier to the Company to discontinue, limit or reduce such person’s relationship with the Company;
(ii)           directly or indirectly soliciting, diverting, taking away or attempting to solicit, divert, or take away any “business” of the Company (including actual or proposed contracts or arrangements for products or services of the Company and any reasonable extension or continuation of such business of the Company as constituted at the time of the termination of Optionee’s employment) of which Optionee has any knowledge during the term of Optionee’s employment;

(b)           Optionee shall not make or permit to be made, except pursuant to Optionee’s duties and for the sole use and account of the Company or its nominees, any copies, abstracts or summaries of any Company reports, papers, documents or programs, whether made by Optionee or by others, and Optionee agrees that all of such reports, papers, documents and programs are the sole property of the Company;

(c)           Optionee cedes and grants and agrees to cede and grant to the Company, all rights to possession, copying, and title in and to, any Company reports, papers, documents or programs, or copies, abstracts or summaries thereof, in any form, coming into possession of Optionee during and because of Optionee’s employment by the Company, whether made or prepared by Optionee or by others;

(d)           Optionee shall keep confidential and not disclose to others, except as required by Optionee’s employment or by law, any matter or thing ascertained by Optionee though Optionee’s association with the Company, not otherwise publicly known, the disclosure of which might possibly be contrary to the best interests of any person, firm or corporation doing business with the Company, or of the Company; and

(e)           If any product, invention, discovery, patent, patented item, formula, improvement or process relating to the business of the Company (the “Work Product”) is created, conceived, developed or discovered by Optionee, either solely or jointly with others, during the period of Optionee’s employment by the Company, Optionee shall forthwith disclose the same to the Company and does hereby assign to the Company any and all such Work Product and all of Optionee’s rights thereto.  At any time, whether during the period of said employment or thereafter, upon request by the Company, Optionee will
(i)            execute and deliver to the Company an instrument assigning to the Company Optionee’s entire right, title and interest in and to any or all such Work Product, and applications for letters patent therefor, or reissues thereof;
(ii)           execute and deliver application papers for letters patent in any country for any and all such Work Product, as may be required by the Company;
(iii)          execute and similarly deliver any and all other papers and do such other acts as may in the opinion of the Company be desirable to more effectively convey to the Company the rights intended hereby to be conveyed; and
(iv)          aid and assist the Company in the prosecution or defense of any claim or litigation involving any and all of such Work Product;
provided, however, that the foregoing services which Optionee agrees to render shall be rendered at no expense to Optionee.

10.          Continued Employment.  Nothing herein shall be deemed to create any employment or consultancy or guaranty of continued employment or consultancy or limit in any way the Company’s right to terminate Optionee’s employment or consultancy at any time.

11.          Early Disposition of Stock.

By accepting this Agreement and the Option, Optionee acknowledges and confirms that, if Optionee disposes of any Shares received under the Option within two years after the Date of Grant or within one year after such Shares were transferred to Optionee, Optionee may be treated for federal and state income tax purposes as having received ordinary income at the time of such disposition as determined in accordance with the Code and applicable state law.  Optionee hereby agrees to notify the Company in writing within thirty days after the date of any such disposition.  Optionee authorizes the Company to withhold tax from Optionee’s current compensation with respect to any income recognized as a result of any such disposition.

PureSafe Water Systems, Inc.

By:	/s/ Leslie J. Kessler
Leslie J. Kessler, President

OPTIONEE ACKNOWLEDGEMENT

OPTIONEE ACKNOWLEDGES AND AGREES THAT THE EXERCISABILITY OF THE SHARES SUBJECT TO THIS AGREEMENT AND THE OPTION IS EARNED ONLY BY CONTINUING EMPLOYMENT OR CONSULTANCY AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER).  OPTIONEE FURTHER ACKNOWLEDGES AND CONFIRMS THAT NOTHING IN THIS AGREEMENT, NOR IN THE PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE’S OR THE COMPANY’S RIGHT, SUBJECT TO OPTIONEE’S AND THE COMPANY’S RIGHTS UNDER OTHER AGREEMENTS, IF ANY, WITH THE COMPANY, TO TERMINATE EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.

Optionee acknowledges receipt of a copy of the Plan and certain information related to this Plan and Company and represents that Optionee is familiar with the terms and provisions of the Plan, and hereby accepts the Option subject to all of the terms and provisions of the Plan.  Optionee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all of the terms and provisions of the Option and this Agreement.  Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions rising under the Plan.  Optionee further agrees to notify the Company upon any change in the residence address indicated below.

Accepted and agreed as of the Date
of Grant as first set forth above:

/s/ Al Wolter
Name:	Al Wolter
Address:	243 NW 108 Ave
Coral Springs, FL 33071